UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K/A
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2026
SMART SAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Floral Vale Boulevard, Suite 225
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SND	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note.
On August 11, 2026, Smart Sand, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 to report that James Young will be succeeding Lee Beckelman as the Company's Chief Financial Officer, effective January 1, 2027 (the “Original 8-K”). The Company is filing this Form 8-K/A as an amendment to the Original 8-K to disclose details of Mr. Young's compensation that were not determined at the time of filing the Original 8-K. The other disclosures in the Original 8-K remain the same and are not amended hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Young’s appointment as Chief Financial Officer of the Company, the Compensation Committee of the Company’s Board of Directors approved on August 19, 2026 the following changes to Mr. Young’s compensation, all effective immediately: (i) an annual base salary of $400,000, and (ii) an annual award opportunity under the Company’s long-term incentive plan equal to $600,000. Mr. Young's annual bonus target under the Company’s annual incentive plan remains equal to 50% of his base salary. Mr. Young will also continue to be eligible to participate in the employee benefit plans generally available to the Company’s employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated:	August 25, 2026	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer